INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement No. 33-61477 of ILX Incorporated on Form S-2 of our report dated March 10, 1995, included in the Annual Report on Form 10-K/A-3 of ILX Incorporated for the year ended December 31, 1994. We also consent to the use of our report dated July 26, 1995, on the financial statements of Varsity Clubs of America Incorporated as of December 31, 1994 and 1993, and for the year ended December 31, 1994, appearing in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona


November 15, 1995